Supplemental Operating & Financial Data First Quarter Ended March 31, 2020 Exhibit 99.2

Table of Contents 242, 242, 242 Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Covid-19 Business Update 15 Glossary 16-17

Financial Summary Consolidated Statements of Operations 242, 242, 242 Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $192 and $349 for the three months ended March 31, 2020 and 2019, respectively. Includes reimbursable income from our tenants of $165 and $743 for the three months ended March 31, 2020 and 2019, respectively. During the three months ended March 31, 2020, includes non-recurring expenses of $652 for costs and charges incurred in connection with the termination of one of our executive officers. Includes reimbursable expenses from our tenants of $165 and $743 for the three months ended March 31, 2020 and 2019, respectively. Includes the write-off of $924 of deferred financing costs during the three months ended March 31, 2020.     Three Months Ended March 31, (in thousands, except share and per share data)   2020   2019     (unaudited)   (unaudited) Revenues: Rental revenue1,2   $ 39,542   $ 30,774 Interest on loans and direct financing leases 1,938 326 Other revenue   7   7 Total revenues 41,487 31,107           Expenses: Interest   6,833   7,089 General and administrative3 7,536 4,188 Property expenses4   373   1,247 Depreciation and amortization 13,012 9,120 Provision for impairment of real estate   373   1,440 Provision for loan losses   468   — Total expenses 28,595 23,084 Other operating income:         Gain on dispositions of real estate, net 1,875 676 Income from operations   14,767   8,699 Other (loss)/income: Loss on repayment of secured borrowings5   (924)   — Interest 231 91 Income before income tax expense   14,074   8,790 Income tax expense 31 67 Net income   14,043   8,723 Net income attributable to non-controlling interests   (84) (2,594) Net income attributable to stockholders and members   $ 13,959   $ 6,129 Basic weighted-average shares outstanding   90,322,402   45,240,247 Basic net income per share $ 0.15 $ 0.13 Diluted weighted-average shares outstanding   91,332,297   64,640,054 Diluted net income per share $ 0.15 $ 0.13

Financial Summary Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) 242, 242, 242 Includes non-recurring expenses of $652 for accruals of severance payments and acceleration of non-cash compensation expense in connection with the termination of one of our executive officers and our $924 loss on repayment of secured borrowings during the three months ended March 31, 2020. Calculations exclude $130 and $155 from the numerator for the three months ended March 31, 2020 and 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.     Three Months Ended March 31,   (unaudited, in thousands except per share amounts)   2020   2019   Net income   $ 14,043   $ 8,723   Depreciation and amortization of real estate   12,988   9,097   Provision for impairment of real estate   373   1,440   Gain on dispositions of real estate, net   (1,875)   (676)   Funds from Operations   25,529   18,584   Other non-recurring expenses1 1,576 — Core Funds from Operations   27,105   18,584   Adjustments: Straight-line rental revenue, net   (3,191)   (2,903)   Non-cash interest expense 534 816 Non-cash compensation expense   1,291   1,226   Other amortization expense 434 228 Other non-cash charges 468 3 Capitalized interest expense   (95)   (25)   Transaction costs 67 — Adjusted Funds from Operations   $ 26,613   $ 17,929   Net income per share2:           Basic $ 0.15 $ 0.13 Diluted   $ 0.15   $ 0.13   FFO per share2: Basic   $ 0.28   $ 0.29   Diluted $ 0.28 $ 0.29 Core FFO per share2:           Basic $ 0.30 $ 0.29 Diluted   $ 0.30   $ 0.29   AFFO per share2: Basic   $ 0.29   $ 0.28   Diluted $ 0.29 $ 0.27

Financial Summary Consolidated Balance Sheets 242, 242, 242     March 31, 2020   December 31, 2019 (in thousands, except share and per share amounts)   (unaudited)   (audited) ASSETS         Investments: Real estate investments, at cost:         Land and improvements $ 632,628 $ 588,279 Building and improvements   1,317,406   1,224,682 Lease incentive 5,358 4,908 Construction in progress   11,558   12,128 Intangible lease assets 80,592 78,922 Total real estate investments, at cost   2,047,542   1,908,919 Less: accumulated depreciation and amortization (100,473) (90,071) Total real estate investments, net   1,947,069   1,818,848 Loans and direct financing lease receivables, net 99,487 92,184 Real estate investments held for sale, net   1,528   1,211 Net investments 2,048,084 1,912,243 Cash and cash equivalents   192,616   8,304 Restricted cash 21,456 13,015 Straight-line rent receivable, net   29,117   25,926 Prepaid expenses and other assets, net 14,173 15,959 Total assets   $ 2,305,446   $ 1,975,447 LIABILITIES AND EQUITY         Secured borrowings, net of deferred financing costs $ 173,470 $ 235,336 Unsecured term loans, net of deferred financing costs   625,770   445,586 Revolving credit facility 65,000 46,000 Intangible lease liabilities, net   9,306   9,564 Dividend payable 21,295 19,395 Accrued liabilities and other payables   54,825   17,453 Total liabilities 949,666 773,334 Commitments and contingencies   —   — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of March 31, 2020 and December 31, 2019   —   — Common stock, $0.01 par value; 500,000,000 authorized; 91,949,849 and 83,761,151 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively 919 838 Additional paid-in capital   1,422,169   1,223,043 Distributions in excess of cumulative earnings (34,878) (27,482) Accumulated other comprehensive loss   (39,820)   (1,949) Total stockholders' equity 1,348,390 1,194,450 Non-controlling interests   7,390   7,663 Total equity 1,355,780 1,202,113 Total liabilities and equity   $ 2,305,446   $ 1,975,447

Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments in and dispositions of real estate made during the three months ended March 31, 2020 had occurred on January 1, 2020. Adjustment excludes $1,576 of non-core expenses added back to compute Core FFO and our $468 provision for loan loss. Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination fees.     Three Months Ended (unaudited, in thousands)   March 31, 2020 Net income   $ 14,043 Depreciation and amortization   13,012 Interest expense   6,833 Interest income (231) Income tax expense   31 EBITDA 33,688 Provision for impairment of real estate   373 Gain on dispositions of real estate, net (1,875) EBITDAre   32,186 Adjustment for current quarter acquisition and disposition activity1 1,846 Adjustment to exclude other non-recurring expenses2   2,044 Adjustment to exclude lease termination fees and certain percentage rent3 (98) Adjusted EBITDAre - Current Estimated Run Rate   35,978 General and administrative 6,884 Adjusted net operating income ("NOI")   42,862 Straight-line rental revenue, net1 (2,966) Other amortization expense   434 Adjusted Cash NOI $ 40,330       Annualized EBITDAre $ 128,744 Annualized Adjusted EBITDAre   $ 143,912 Annualized Adjusted NOI $ 171,448 Annualized Adjusted Cash NOI   $ 161,320

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	March 31, 2020	Rate	Maturity[1]
Secured debt:			
Series 2017-1, Class A	$ 160,455	4.10%	4.2 years
Series 2017-1, Class B	15,669	5.11%	4.2 years
Total secured debt	176,124	4.19%	4.2 years
Unsecured debt:			
$200mm term loan	200,000	3.26%	4.0 years
$430mm term loan	430,000	2.82%	6.7 years
Revolving credit facility[2]	65,000	LIBOR plus 1.25% to 1.85%	3.0 years
Total unsecured debt	695,000	2.91%	5.6 years
Gross debt	871,124	3.17%	5.3 years
Less: cash & cash equivalents	(192,616)		
Less: restricted cash deposits held for the benefit of lenders	(21,456)		
Net debt	657,052		
Equity:			
Preferred stock	—		
Common stock & OP units (92,503,696 shares @ $13.06/share as of 3/31/20)[3]	1,208,098		
Total equity	1,208,098		
Total enterprise value ("TEV")	$ 1,865,150		
Net Debt / TEV	35.2%		
Net Debt / Annualized Adjusted EBITDAre	4.6x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of March 31, 2020, based on 91,949,849 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

6 Supplemental Financial and Operating Information | As of March 31, 2020 ESSENTIAL PROPERTIES

Net Investment Activity

Investment Summary



Investment Activity ($000s)
$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
$214,427
$133,745
$103,660
$118,187
$190,280
$173,590
$204,709
$167,490

Investments	2Q 2018	3Q 2018	4Q 2018	1Q 2019	2Q 2019[6]	3Q 2019[7]	4Q 2019[8]	1Q 2020[9]
Number of Transactions	23	34	24	35	32	28	41	32
Property Count	86	62	39	51	91	139	94	63
Avg. Investment per Unit (in 000s)	$2,438	$2,042	$2,572	$2,303	$2,015	$1,174	$2,049	$2,551
Cash Cap Rates[1]	7.6%	7.6%	7.6%	7.5%	7.3%	7.5%	7.3%	7.1%
GAAP Cap Rates[2]	8.7%	8.5%	8.5%	8.4%	8.1%	8.2%	8.0%	8.0%
Master Lease %[3,4]	82%	58%	57%	47%	67%	73%	41%	54%
Sale-Leaseback %[3,5]	90%	77%	83%	78%	65%	88%	81%	88%
% of Financial Reporting[3]	96%	100%	90%	100%	100%	100%	99%	100%
Rent Coverage Ratio	2.4x	2.7x	2.8x	3.2x	3.2x	3.2x	3.1x	2.7x
Lease Term Years	17.2	16.1	16.6	15.1	15.3	16.6	16.3	16.1

1. Cash ABR for the first full month after the investment divided by the gross purchase price for the property plus transaction costs.
2. GAAP rent for the first twelve months after the investment divided by the gross purchase price for the property plus transaction costs.
3. As a percentage of cash ABR for that particular quarter.
4. Includes investments in mortgage loan receivables collateralized by more than one property.
5. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions.
6. Includes three properties that secured $16.8 million of mortgage loans receivable.
7. Includes 71 properties that secured $35.3 million of mortgage loans receivable.
8. Includes 18 properties that secured $34.6 million of mortgage loans receivable.
9. Includes 1 property that secured $5.3 million of mortgage loans receivable.

7 Supplemental Financial and Operating Information | As of March 31, 2020 ESSENTIAL PROPERTIES

Net Investment Activity Disposition Summary 242, 242, 242 Includes the impact of transaction costs. Gains/(losses) based on our aggregate allocated purchase price. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. Property count excludes dispositions in which only a portion of the owned parcel is sold. Excludes one property sold pursuant to an existing tenant purchase option. Excludes the sale of one leasehold property. Excludes the prepayment of two mortgage loans receivable for $4.6 million. Dispositions 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 20197 3Q 2019 4Q 2019 1Q 2020 Realized Gain/(Loss)1,2 9.7%5 (6.6%)6 0.4% 2.9% 1.3% 17.8% 8.5% 3.2%5 Cash Cap Rate on Leased Assets3 7.1%5 6.8%6 6.9% 6.6% 7.0% 6.7% 6.9% 7.1%5 Leased Properties Sold4 8 17 7 7 10 9 7 10 Vacant Properties Sold4 2 4 1 -- 1 1 1 -- Rent Coverage Ratio 2.1x5 1.8x6 1.8x 1.8x 1.5x 1.1x 1.7x 0.7x5

Portfolio Summary Portfolio Highlights 242, 242, 242 Investment Properties (#)1 1,050 Square Footage (mm) 8.3 Tenants (#) 212 Concepts (#) 283 Industries (#) 16 States (#) 43 Weighted Average Remaining Lease Term (Years) 14.6 Triple-Net Leases (% of Cash ABR) 93.8% Master Leases (% of Cash ABR) 60.1% Sale-Leaseback (% of Cash ABR)2,3 81.6% Unit-Level Rent Coverage 2.9x Unit-Level Financial Reporting (% of Cash ABR) 98.3% Leased (%) 99.5% Top 10 Tenants (% of Cash ABR) 23.1% Average Investment Per Property ($mm) $2.0 Total Cash ABR ($mm) $161.1 Includes one undeveloped land parcel and 92 properties that secure mortgage loans receivable. Exclusive of GE Seed Portfolio. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. As of March 31, 2020

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenant Exposure

Top 10 Tenants[1]	Properties	% of Cash ABR
	74	3.2%
	23	2.9%
	13	2.7%
	4	2.4%
	5	2.3%
	34	2.3%
	13	2.0%
	26	1.8%
	5	1.8%
	7	1.7%
Top 10 Tenants	204	23.1%
Total	1,050	100.0%

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt	Rent Per SqFt[3]
Quick Service	Service	$ 23,080	14.3%	317	844,782	$ 27.54
Early Childhood Education	Service	21,342	13.3%	94	974,143	21.35
Car Washes	Service	19,008	11.8%	82	384,242	48.83
Medical / Dental	Service	17,520	10.9%	100	647,463	26.27
Convenience Stores	Service	17,002	10.6%	149	598,940	28.39
Casual Dining	Service	8,779	5.5%	61	371,825	23.61
Automotive Service	Service	8,386	5.2%	76	424,761	19.74
Other Services	Service	5,150	3.2%	25	282,470	18.23
Pet Care Services	Service	5,059	3.1%	32	201,541	20.42
Family Dining	Service	5,127	3.2%	29	194,085	26.42
Service Subtotal		**$ 130,454**	**81.0%**	**965**	**4,924,251**	**$ 26.07**
Health and Fitness	Experience	10,651	6.6%	25	953,487	10.46
Entertainment	Experience	6,532	4.1%	18	647,483	10.71
Movie Theatres	Experience	4,342	2.7%	6	293,206	14.81
Experience Subtotal		**$ 21,526**	**13.4%**	**49**	**1,894,176**	**$ 11.23**
Home Furnishings	Retail	5,443	3.4%	7	383,415	14.20
Grocery	Retail	955	0.6%	4	161,296	5.92
Retail Subtotal		**$ 6,398**	**4.0%**	**11**	**544,711**	**$ 11.75**
Building Materials	Industrial	2,696	1.7%	19	896,956	3.01
Total		**$ 161,074**	**100.0%**	**1,044**	**8,260,094**	**$ 19.25**

1. Represents tenant, guarantor or parent company.
2. Property count includes 92 properties that secure mortgage loans receivable, but excludes one undeveloped land parcel and five vacant properties.
3. Calculation excludes properties with no annualized base rent and properties under construction.

10 Supplemental Financial and Operating Information | As of March 31, 2020 ESSENTIAL PROPERTIES

Portfolio Summary

Portfolio Health

Tenant Financial Reporting

Tenant Financial Reporting Requirements	% of Cash ABR
Unit-Level Financial Information	98.3%
Corporate-Level Financial Reporting	98.7%
Both Unit-Level and Corporate-Level Financial Information	98.1%
No Financial Information	1.0%

% of Cash ABR by Unit-Level Coverage Tranche[1]



< 1.00x
2.7%
1.00x to
1.49x
5.7%
1.50x to
1.99x
17.2%
Not
reported
1.0%
≥ 2.00x
73.4%

Unit-Level Coverage by Tenant Credit[2]



16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
% of Cash ABR
CCC+
B-
B
B+
BB-
BB
BB+
BBB-
BBB
BBB+
A-
A
A+
AA-
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Unit-Level Coverage by Lease Expiration



42.1%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
% of Cash ABR
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Thereafter
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Note: 'NR' means not reported.

1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases.
2. The chart illustrates the portions of annualized base rent as of March 31, 2020 attributable to leases with tenants having specified implied credit ratings based on their Moody's RiskCalc scores. Moody's equates the EDF scores generated using RiskCalc with a corresponding credit rating.

11 Supplemental Financial and Operating Information | As of March 31, 2020 ESSENTIAL PROPERTIES

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2020	$ 90	0.1%	1	1.9x
2021	243	0.2%	3	2.7x
2022	773	0.5%	5	3.7x
2023	2,131	1.3%	12	2.7x
2024	5,790	3.6%	49	3.7x
2025	1,020	0.6%	11	4.0x
2026	2,395	1.5%	14	2.5x
2027	4,736	2.9%	30	3.2x
2028	2,890	1.8%	17	2.8x
2029	4,273	2.7%	68	4.2x
2030	5,206	3.2%	53	3.7x
2031	7,328	4.5%	44	3.5x
2032	11,562	7.2%	63	3.4x
2033	9,280	5.8%	41	2.8x
2034	24,483	15.2%	193	2.9x
2035	8,362	5.2%	54	2.9x
2036	2,697	1.7%	22	1.7x
2037	18,252	11.3%	77	3.1x
2038	17,473	10.8%	92	2.2x
2039	25,044	15.5%	154	2.5x
Thereafter	7,046	4.4%	41	3.0x
Total	**$161,074**	**100.0%**	**1,044**	**2.9x**

Leasing Activity – Trailing 12 Months

$(000)s	Renewed Per Terms of Lease	Re-Leased to New Tenant Without Vacancy	Re-Leased to New Tenant After Vacancy	Total Leasing
Prior Cash ABR	$ 88	$ 143	-	$ 231
New Cash ABR	96	90	-	186
Recovery Rate	109.1%	62.9%	-	80.5%
Number of Leases	3	3	-	6
Average Months Vacant	-	-	-	-
Lease Incentives Paid	-	-	-	-
% of Total Cash ABR[4]	0.1%	0.1%	-	0.1%

Leasing Statistics

Vacant Properties at December 31, 2019	0
Expiration Activity	0
Leasing Activity	0
Vacant Property Sales	0
Lease Termination	+ 5
Vacant Properties at March 31, 2020	**5**

1. Expiration year of contracts in place as of March 31, 2020 and excludes any tenant option renewal periods that have not been exercised.
2. Property count includes 92 properties that secure mortgage loans receivable, but excludes one undeveloped land parcel and five vacant properties.
3. Weighted by cash ABR as of March 31, 2020.
4. New cash ABR divided by total cash ABR as of March 31, 2020.

12 Supplemental Financial and Operating Information | As of March 31, 2020 ESSENTIAL PROPERTIES

Leasing Summary Same-Store Analysis 242, 242, 242 Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is January 1, 2019 through March 31, 2020. The same-store portfolio for 1Q 2020 is comprised of 604 properties and represented ~58% of our total portfolio as measured by contractual cash rent divided by our cash ABR at March 31, 2020. Contractual Cash Rent: The amount of cash rent our tenants are contractually obligated to pay per the in-place lease as of March 31, 2020; excludes 1.) percentage rent that is subject to sales breakpoints per the lease and 2.) redevelopment properties in a free rent period Defined Terms Same-Store Portfolio Performance Excludes reimbursable property operating expenses.   Contractual Cash Rent ($000s) %   Type of Business 1Q 2020 1Q 2019 Change   Service $ 18,547 $ 18,342 1.1% Experience 3,562 3,598 -1.0%   Retail 759 1,382 -45.1% Industrial 674 661 2.0%   Total Same-Store Rent $ 23,542 $ 23,983 -1.8%   - Property Operating Expense1 50 162 -69.0% Total Same-Store NOI $ 23,492 $ 23,821 -1.4%

Leasing Summary Lease Escalations 242, 242, 242 Leases contributing 99% of cash ABR provided for base rent escalation, generally ranging from 1.0% to 3.0% annually, with a weighted average annual escalation rate of 1.5%, which assumes 0.0% change in annual CPI 7% of contractual rent escalations by cash ABR are CPI-based, while 92% are based on fixed percentage or scheduled increases 68% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of March 31, 2020. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 79.6% 1.5% Every 2 years 2.4 1.4 Every 3 years 1.0 1.4 Every 4 years 0.5 0.8 Every 5 years 13.8 1.3 Every 6 years 0.3 0.7 Other escalation frequencies 1.3 1.3 Flat 1.2 NA Total / Weighted Average 100.0% 1.5%

242, 242, 242 Covid-19 Impact: Portfolio and April Rent Status Over 71% of Our Portfolio is Currently Open or Operating in a Limited Capacity Portfolio Operating Status: As of early May, 48% of our ABR was open, 23% was open on a limited operating basis and 29% was closed April Rent Collection Totaled 61%: Cash rent received for the month of April totaled $8.2 million, which compares to our monthly contractual cash rent of $13.4 million Deferred Rent Totaled 33% in April: We agreed to defer April rent for 88 different tenants across 320 properties in our portfolio. The average deferral period is 3.1 months with an average payback period of 12.7 months. In aggregate, we have agreed to defer $16.1 million of cash rent, or 10.0% of annual cash rent Unresolved Rent Collection Totaled 6% in April: 73% of April rent that is unresolved is attributable to Art Van Furniture and AMC. The remaining balance, which equates to $2.8 million in ABR, is comprised of nine different restaurant tenants (26 units) in the casual dining (13 units), family dining (11 units), and quick-service (2 units) industries. The average rent per site for these 26 properties is $106K Calculated as a % of ABR as of March 31, 2020. Current Property Status1 April Rent Status

Glossary Supplemental Reporting Measures 242, 242, 242 FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures 242, 242, 242 We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures 242, 242, 242 Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property. Disclaimer Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).